CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our reports dated June 14, 2007, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-10238) of
Dreyfus Premier State Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
August 24, 2007